UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-A/A
For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934
GENERAL FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	32-0163571
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

39 East Union Street Pasadena, California (Address of principal executive offices)	91103 (Zip Code)

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
Common Stock	The NASDAQ Stock Market LLC

Warrants	The NASDAQ Stock Market LLC

Units	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: _____________ (if applicable)
Securities to be registered pursuant to Section 12(b) of the Act:
Securities to be registered pursuant to Section 12(g) of the Act:

(Title of Class)

 (Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The information called for in this Item 1 is incorporated by reference from “DESCRIPTION OF SECURITIES” beginning on page 55 of the Registrant’s Post-Effective Amendment No. 3 to Form S-1, (Registration No. 333-129830) declared effective by the Securities and Exchange Commission on March 31, 2008.

Item 2. Exhibits.

None required pursuant to the Instruction to Item 2 of Form 8/A.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GENERAL FINANCE CORPORATION
Date: September 29, 2008	By:	/s/ Christopher A. Wilson
Christopher A. Wilson, Vice President,
General Counsel and Secretery

INSTRUCTIONS AS TO EXHIBITS

If the securities to be registered on this form are to be registered on an exchange on which other securities of the registrant are registered, or are to be registered pursuant to Section 12(g) of the Act, copies of all constituent instruments defining the rights of the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders, shall be filed as exhibits with each copy of the registration statement filed with the Commission or with an exchange, subject to Rule 12b-32 regarding incorporation of exhibits by reference.